Exhibit 99.1

WOW! Completes $661 Million Sale of Three Service Areas to Astound Broadband

Divestiture of WOW!’s Chicago, Evansville, Indiana, and Anne Arundel, Maryland service areas further strengthens WOW!’s financial position and continued ability to execute its broadband-first strategy

Englewood, Colo. – November 1, 2021 – WOW! Internet, Cable & Phone (NYSE: WOW), a leading broadband service provider, today announced the completion of the sale of its Chicago, Evansville, Indiana, and Anne Arundel, Maryland service areas to Radiate HoldCo, LLC, a telecommunications holding company affiliated with RCN Telecom Services, LLC, Grande Communications Networks, LLC and WaveDivision Holdings, LLC (collectively “Astound Broadband”) for $661 million.

The completion of the Astound Broadband transaction follows WOW!’s completed sale of its Cleveland and Columbus, Ohio service areas to Atlantic Broadband, announced in September 2021. Combined, the two transactions have generated gross proceeds of $1.8 billion, enabling WOW! to significantly lower its debt, strengthen the company’s financial position and accelerate its broadband-first strategy.

“The completion of the Astound Broadband transaction is another important step in the execution of our broadband-first strategy,” said Teresa Elder, CEO of WOW!. “We remain committed to providing customers with reliable, accessible and fast broadband solutions, and now we have an even greater ability to enhance our network and expand our footprint through greenfield and Edge-out opportunities.”

Since announcing the sale in June 2021, WOW! has worked with Astound Broadband to ensure a seamless transition of its employees and customers in the Chicago, Evansville, Indiana, and Anne Arundel, Maryland, service areas to Astound Broadband. WOW! has entered into a Transition Services Agreement with Astound Broadband to support continuity of service during the transition period following the completion of the transaction.

BofA Securities acted as financial advisor to WOW!, and Wachtell, Lipton, Rosen & Katz, as well as Honigman LLP, served as legal counsel. Simpson Thacher & Bartlett LLP and Kelley Drye & Warren LLP served as legal counsel to Astound Broadband.

About WOW! Internet, Cable & Phone

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers. WOW! provides services in 14 markets, primarily in the Midwest and Southeast, including Michigan, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized seven times by the National Association for Business Resources as a Best & Brightest Company to Work For, winning the award for the last three consecutive years. Visit wowway.com for more information.

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WOW! Contacts

Investors:

Andrew Posen

Vice President, Head of Investor Relations

303-927-4935; andrew.posen@wowinc.com

Media:

Debra Havins

Senior Director, Corporate Communications

720-527-8214; debra.havins@wowinc.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) on February 24, 2021, and also include the following factors: uncertainties relating to the use of proceeds from the closing of the recent sales of the Illinois, Indiana and Maryland service areas (the “transactions”); the effect of the transactions on the Company’s ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners; and risks relating to potential diversion of management attention from the Company’s ongoing business operations. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.